UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 13, 2023

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously reported in a Current Report on Form 8-K, on May 14, 2023, the Board of Directors of Blue Bird Corporation (the “Company”) appointed Philip Horlock as President and Chief Executive Officer (“CEO”) of the Company. This amendment to Form 8-K is to report the compensation arrangements with Mr. Horlock in connection with his appointment as our CEO.

On May 31, 2023, the Board of Directors approved the following compensation arrangements for Mr. Horlock in connection with his appointment. Mr. Horlock will be provided a base salary of $1,000,000, effective May 15, 2023, and will be eligible for a potential cash bonus under the Company’s annual Management Incentive Plan (“MIP”) at a target level of 150% of his base salary, which will be prorated with respect to the fiscal year ending September 30, 2023. Mr. Horlock will also receive $15,000 per month for travel expenses, and a one-time payment of $75,000 to offset moving expenses related to housing in Macon, Georgia. Mr. Horlock has been paid in full for his services under the previously disclosed Consulting Agreement with the Company.

Mr. Horlock will participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described most recently in the Company’s Definitive Proxy Statement dated February 3, 2023 with respect to its 2023 Annual Meeting of Stockholders.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

104     Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: June 2, 2023